Exhibit 10.33

EXECUTION

AMENDMENT NUMBER FIVE

to the

MASTER REPURCHASE AGREEMENT

Dated as of December 9, 2010,

among

PENNYMAC CORP., PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC and PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER FIVE (this “Amendment Number Five”) is made this 20th day of April, 2012 among PENNYMAC CORP. and PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC (each, a “Seller” and jointly and severally, the “Seller” or “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of December 9, 2010, among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers and Buyer have agreed to extend the Termination Date under the Agreement and to provide for the payment of an additional commitment fee for such period, as more specifically set forth herein; and

WHEREAS, as of the date hereof, each Seller and Servicer represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of April 20, 2012 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

SECTION 2. Section 2 of the Agreement is hereby amended by adding the new definitions of “2012-2013 Commitment Fee” and “2012-2013 Commitment Fee Installment Amount” before the definition of “2012 Second Extension Commitment Fee” to read as follows:

“2012-2013 Commitment Fee” shall have the meaning assigned to it in the Pricing Side Letter.

“2012-2013 Commitment Fee Installment Amount” shall have the meaning assigned to it in the Pricing Side Letter.

(b) Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean April 20, 2013 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(c) Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

“In connection with the extension of the Termination Date from April 20, 2012 to April 19, 2013, Sellers agree to pay to Buyer an additional commitment fee for the period beginning on April 20, 2012 through April 19, 2013, equal to the 2012-2013 Commitment Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer in twelve (12) equal installments, each of which shall be equal to the 2012-2013 Commitment Fee Installment Amount. The first installment of the 2012-2013 Commitment Fee shall be payable on or prior to April 20, 2012 and each subsequent installment shall be payable on or prior to the 15th day of each succeeding month (or in each case if such date is not a Business Day, the preceding Business Day). Buyer may, in its sole discretion, net any installment of the 2012-2013 Commitment Fee then due and payable from the proceeds of any Purchase Price paid to any Seller. In the event that the Termination Date is accelerated to a date which is prior to the payment in full of all installments of the 2012-2013 Commitment Fee, any unpaid installments of the 2012-2013 Commitment Fee shall be payable on the Termination Date. Each installment of the 2012-2013 Commitment Fee is and shall be deemed to be fully earned and non-refundable as of as of April 20, 2012.”

SECTION 3. Fees and Expenses. Sellers agree to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Five (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 4. Representations. Each Seller and Servicer hereby represents to Buyer that as of the date hereof, the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Binding Effect; Governing Law. This Amendment Number Five shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER FIVE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number Five may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Five need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Five to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP. (Seller)

By:	/s/ Brian Stack
Name:	Brian Stack
Title:	Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC (Seller)

By:	/s/ Brian Stack
Name:	Brian Stack
Title:	Managing Director, Treasury

PENNYMAC LOAN SERVICES, LLC, (Servicer)

By:	/s/ Brian Stack
Name:	Brian Stack
Title:	Vice President, Treasury

CITIBANK, N.A. (Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President, Citibank, N.A.

Acknowledged:

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Brian Stack
Name:	Brian Stack
Title:	Treasurer

Amendment Number Five to Master Repurchase Agreement REIT